UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2012

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the 2012 Annual Meeting of Shareholders of Northern Oil and Gas, Inc. (the “Company”) held on May 30, 2012, the shareholders voted on the following:

Proposal One – Election of Directors

The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Michael Reger	46,124,702	1,356,681	11,632,131
Robert Grabb	47,194,564	286,819	11,632,131
Delos Cy Jamison	47,191,128	290,255	11,632,131
Jack King	46,839,031	642,352	11,632,131
Lisa Meier	46,828,517	652,866	11,632,131
Loren O’Toole	47,190,744	290,639	11,632,131
Richard Weber	47,194,284	287,099	11,632,131

Proposal Two – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2012

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, based on the votes listed below:

For	Against	Abstain
58,670,200	345,451	97,863

Proposal Three – Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the Annual Meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
45,190,190	2,142,732	148,461	11,632,131

The above proposals submitted to vote of security holders at the 2012 Annual Meeting of Shareholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2012	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Vice President, General Counsel and Secretary